Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Caprius, Inc.
Fort Lee, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-47517, 33-70834 and 33-78928) of our report dated November 15, 2001, relating to the consolidated financial statements of Caprius, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                                                       /s/ BDO Seidman, LLP
                                                       ----------------------
                                                           BDO SEIDMAN, LLP

Boston, Massachusetts
January 14, 2002